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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 of the Registration Statement on Form S-4 of InterMedia Capital Partners IV, L.P. and InterMedia Partners IV, Capital Corp. of our reports dated June 28, 1996 relating to the consolidated balance sheet of InterMedia Capital Partners IV, L.P., the balance sheet of InterMedia Capital Management IV, L.P., the combined financial statements of the Previously Affiliated Entities, and the consolidated financial statements of Robin Media Holdings, Inc.; of our report dated April 5, 1996 relating to the financial statements of InterMedia Partners of West Tennessee, L.P. and of our report dated March 8, 1996 relating to the combined financial statements of TeleCable - South Carolina Group which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

San Francisco, California
December 9, 1996